ASSET SECURITIZATION CORPORATION

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 1997-MD VII, CLASS A-1A, CLASS A-1B, CLASS PS-1, CLASS CS-1,
     CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5 AND CLASS A-6

                      UNDERWRITING AGREEMENT

New York, New York
March 20, 1997

Nomura Securities International, Inc.
2 World Financial Center - Building B
New York, New York  10281-1198

Ladies and Gentlemen:

           Asset Securitization Corporation, a Delaware corporation (the "Company"), proposes to sell, pursuant to the terms of this Underwriting Agreement (this "Agreement"), to Nomura Securities International, Inc. (the "Underwriter"), Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-MD VII, Class A-1A, Class A-1B, Class PS-1, Class CS-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in the original Certificate Balances set forth in Schedule I hereto (collectively, the "Offered Certificates"). The Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-MD VII, will also consist of the Class B-1, Class B-1H, Class V-1, Class V-2, Class R and Class LR Certificates (the "Private Certificates" and together with the Offered Certificates, the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of March 27, 1997, by and among the Company, as depositor, Pacific Mutual Life Insurance Company, as servicer (the "Servicer"), LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Each Certificate will evidence a fractional, undivided beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a mortgage pool (the "Mortgage Pool") consisting of 7 fixed-rate mortgage loans, with original terms to maturity of not more than 30 years (the "Mortgage Loans"), secured by first liens on 71 commercial properties. The Offered Certificates are described more fully in Schedule I hereto and in a Prospectus Supplement dated March 20, 1997 (the "Prospectus Supplement") and Prospectus dated March 20, 1997 (the "Prospectus" and with the Prospectus Supplement, the "Final Prospectus") furnished to the Underwriter by the Company.

           Elections will be made to treat designated portions of the Trust Fund, exclusive of the Reserve Accounts, Lock Box Accounts, Cash Collateral Accounts, the Certificate Distribution Account, the Excess Interest, the Hudson Treasury Collateral Account, the Excess Interest Distribution Account, the Default Interest and the Default Interest Distribution Account (such portions of the Trust Fund, the "Trust REMICs"), and the Trust REMICs will qualify, as two separate "real estate mortgage investment conduits" (each, a "REMIC" or, alternatively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class R and Class LR Certificates will constitute the sole classes of "residual interests" in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. The Class V-1 Certificates will represent the right to receive Net Default Interest and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes.

           The Mortgage Loans will be purchased by the Company from Nomura Asset Capital Corporation, a Delaware corporation ("NACC"), pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Mortgage Loan Purchase and Sale Agreement"), to be dated as of the Cut-off Date between the Company and NACC.

           Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

           1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter that:

                (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, with exhibits thereto, on Form S-3 (File No. 33-99502) (the "Registration Statement") for the registration of Commercial Mortgage Pass-Through Certificates, issuable in series, including the Offered Certificates, under the Securities Act of 1933, as amended (the "1933 Act"), which Registration Statement has become effective and copies of which have heretofore been delivered to the Underwriter. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company filed on March 17, 1997, with the Commission, with the Underwriter's consent, a preliminary prospectus supplement and prospectus dated March 14, 1997 (the "Preliminary Prospectus") and will file by March 25, 1997 with the Commission, with the Underwriter's consent, the Final Prospectus, in each case pursuant to Rule 424(b)(5) under the 1933 Act and in each case relating to the Offered Certificates and the plan of distribution thereof, and has previously advised the Underwriter of all further information (financial and other) with respect to the Offered Certificates and the Mortgage Pool to be set forth therein. The Company has filed with the Commission on Form 8-K on each of February 25, 1997 and February 26, 1997 Collateral Term Sheets (as defined below) provided to it by the Underwriter pursuant to Section 4(b)(iv) hereof. Subject to the Underwriter's compliance with its obligations pursuant to Section 4(b), the Company shall file any other Marketing Materials (as defined herein) provided to it by the Underwriter under Section 4(b)(iv) hereof with the Commission on Form 8-K in accordance with the provisions of such Section. The Company also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K setting forth specific information concerning the Mortgage Pool and the Offered Certificates to the extent that such information is not set forth in the Final Prospectus.

                (b) As of (i) the date hereof, (ii) the date on which the Final Prospectus is first filed pursuant to Rule 424(b)(5) under the 1933 Act, (iii) the date on which, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, (iv) the date on which any amendment or supplement to the Final Prospectus is filed with the Commission and (v) the Closing Date, (x) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, complies and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (y) the Registration Statement, as amended as of any such time, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (z) the Final Prospectus, as amended or supplemented as of any such time, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements contained in or omitted from the Registration Statement and any amendment thereto or the Final Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with either any information in any Marketing Materials required to be provided by the Underwriter to the Company pursuant to Section 4(b) hereof or any information furnished in writing to the Company by the Underwriter specifically for use in the Registration Statement or any amendment thereto and the Final Prospectus or any amendment or supplement thereto.

                (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) and all requisite approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies necessary to own its properties and to conduct its business as described in the Registration Statement and Final Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement; all such authorization, approvals, orders, licenses, certificates and permits are in full force and effect and contain no unduly burdensome provisions; and, except as otherwise set forth or contemplated in the Registration Statement or the Final Prospectus, there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened that would result in a material modification, suspension or revocation thereof.

                (d) As of (i) the date hereof, (ii) the date on which the Final Prospectus is first filed pursuant to Rule 424(b)(5) under the 1933 Act, (iii) the date on which, prior to the Closing Date, any post-effective amendment to the Registration Statement becomes effective, (iv) the date on which any amendment or supplement to the Final Prospectus is filed with the Commission and (v) the Closing Date, there has not and will not have been (x) any request by the Commission for any further amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information, (y) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (z) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

                (e) This Agreement has been duly authorized, executed and delivered by the Company. Each of the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement, when executed and delivered as contemplated hereby, will have been duly authorized, executed and delivered by the Company. Each of the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement, when so executed and delivered, will constitute the legal, valid, binding and enforceable agreement of the Company, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                (f) As of the Closing Date, the Offered
Certificates, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement will each conform in all material respects to the respective descriptions thereof contained in the Final Prospectus. As of the Closing Date, the Offered Certificates will be duly and validly authorized and, when duly and validly executed, countersigned and delivered in accordance with the Pooling and Servicing Agreement and delivered to the Underwriter against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                (g) As of the Closing Date, each of the Mortgage Loans will meet, in all material respects, the description thereof in the Final Prospectus, and on the Closing Date, the Company (pursuant to the Pooling and Servicing Agreement) will assign to the Trustee for the benefit of the Certificateholders, certain representations and warranties with respect to the Mortgage Loans made by NACC to the Company in the Mortgage Loan Purchase and Sale Agreement, and the representations and warranties will be true and correct in all material respects.

                (h) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance.

                (i) The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company. Neither the issuance and sale of the Offered Certificates, nor the execution and delivery by the Company of this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase and Sale Agreement, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement, the Pooling and Servicing

Agreement or the Mortgage Loan Purchase and Sale Agreement or
(ii) the business, operations, financial conditions, properties or assets of the Company.

                (j) There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement or the Offered Certificates, (ii) seeking to prevent the issuance of the Offered Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase and Sale Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement or the Offered Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Offered Certificates as described in the Final Prospectus.

                (k) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement or the execution, delivery and sale of the Offered Certificates have been or will be paid at or prior to the Closing Date.

                (l) Neither the Company nor the Trust Fund is, and neither the issuance and sale of the Offered Certificates in the manner contemplated by the Final Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                (m) Upon execution and delivery to the Trustee of the Pooling and Servicing Agreement, payment by the Underwriter for the Offered Certificates, and delivery to the Underwriter of the Offered Certificates, the Trust Fund will own the Mortgage Loans and the Underwriter will acquire title to the Offered Certificates, in each case free of liens except to the extent permitted by the Pooling and Servicing Agreement.

           2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, on the Closing Date, the Offered Certificates at 101.5% of the initial Certificate Balances set forth in Schedule I hereto, plus accrued interest, if any, at the related Pass-Through Rates from the Cut-off Date up to, but not including, the Closing Date.

           3. Delivery and Payment. Delivery of the Offered Certificates shall be made in book-entry form (the "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC") in the United States and Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL") and The Euroclear System ("Euroclear") in Europe, on or about March 27, 1997 (the
"Closing Date") and payment thereof will be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 10:00 a.m. New York City time.

Delivery of the Offered Certificates shall be made to the Underwriter against payment by the Underwriter of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and the Underwriter. Each of the Book-Entry Certificates to be so delivered shall be represented by certificates registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners of the Book-Entry Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates representing the Book-Entry Certificates will be available only under limited circumstances.

           The Company agrees to have the Offered Certificates available for inspection, checking and packaging by the Underwriter in New York, New York, not later than 10:00 a.m.
on the business day prior to the Closing Date.

           4.   Offering by Underwriter.

                (a) It is understood that the Underwriter proposes to offer the Offered Certificates for sale to the public as set forth in the Final Prospectus.

                (b) It is understood that the Underwriter may prepare and provide to prospective investors certain Marketing Materials in connection with the Underwriter's offering of the Offered Certificates, subject to the following conditions:

                     (i)  The Underwriter shall comply
                          with all applicable laws and
                          regulations in connection
                          with the use of Marketing
                          Materials, including the No-
                          Action Letter of May 20, 1994
                          issued by the Commission to
                          Kidder, Peabody Acceptance
                          Corporation I, Kidder,
                          Peabody & Co. Incorporated and
                          Kidder Structured Asset Corpor-
                          ation, as made applicable to
                          other issuers and underwrit-
                          ers by the Commission in
                          response to the request of
                          the Public Securities Association
                          dated May 24, 1994 (collective-
                          ly, the "Kidder/PSA Letter")
                          and the No-Action Letter of
                          February 17, 1995 issued by
                          the Commission to Public Secur-
                          ities Association regarding
                          the distribution of ABS Term
                          Sheets (as defined below) in
                          response to its request dated
                          February 13, 1995 (the "PSA
                          Letter").

                     (ii) For purposes hereof, "Computational
                          Materials" has the meaning set forth in
                          the Kidder/PSA Letter and each of
                          "Collateral Term Sheets" and
                          "Structural Term Sheets" (together, the
                          "ABS Term Sheets") has the meaning set
                          forth in the PSA Letter (the ABS Term
                          Sheets and the Computational Materials,
                          collectively, the "Marketing
                          Materials").

                          (iii) All Marketing Materials provided
                          to prospective investors shall bear the
                          legend previously agreed to by the
                          Company and the Underwriter.

                          The Company shall have the right to
                          require additional specific legends or
                          notations to appear on any Marketing
                          Materials, the right to require changes
                          regarding the use of terminology and
                          the right to determine the types of
                          information appearing therein.

                     (iv) The Underwriter shall provide to the
                          Company, for filing on Form 8-K, copies
                          (in such format as required by the
                          Company so as to permit filing thereof
                          by the Company) of all Marketing
                          Materials that are required to be filed
                          with the Commission pursuant to the
                          Kidder/PSA Letter and the PSA Letter.
                          The Underwriter shall provide copies of
                          all Collateral Term Sheets required to
                          be filed under the PSA Letter to the
                          Company no later than 12:00 p.m. New
                          York City time on the business day
                          immediately following the date on which
                          any Collateral Term Sheet was first
                          delivered to a prospective investor in
                          the Offered Certificates. The
                          Underwriter shall provide copies of all
                          Computational Materials and Structural
                          Term Sheets required to be filed under
                          the Kidder/PSA Letter and the PSA
                          Letter to the Company not later than
                          12:00 p.m. New York City time on the
                          date that the Prospectus Supplement is
                          dated; provided that if any Compu-
                          tational Materials or Structural Term
                          Sheets not previously filed with the
                          Commission are distributed to
                          prospective investors in connection
                          with the Underwriter's offering of the
                          Offered Certificates, subsequent to the
                          availability of the Final Prospectus
                          but prior to the sending or giving of
                          the Final Prospectus, the Underwriter
                          shall provide copies of such materials
                          to the Company no later than 12:00 p.m.
                          New York City time on the business day
                          immediately following the date on which
                          such materials were first delivered to
                          such investors. The Underwriter may, or
                          if requested by the Company shall,
                          provide copies of Computational
                          Materials and Structural Term Sheets in
                          a consolidated or aggregated form
                          including all information required to
                          be filed.

                     (v)  (a) All information included in the
                          Computational Materials shall be
                          generated based on the same methodology
                          and assumptions that are used to
                          generate the information in the
                          Prospectus Supplement as set forth
                          therein (except with respect to Mortgage
                          Pool parameters or Offered Certificate
                          structuring terms that were revised
                          prior to the printing of the
                          Prospectus); provided, that the
                          Computational Materials may include
                          information based on alternative
                          assumptions if so specified; and (b)
                          all information included in the ABS
                          Term Sheets shall be of the type which
                          would otherwise be included in the
                          Prospectus Supplement.

                     (vi) The Company shall file all Collateral
                          Terms Sheets with the Commission on
                          Form 8-K no later than the end of the
                          business day immediately following the
                          day on which the Company received such
                          materials from the Underwriter pursuant
                          to this Section 4(b), in accordance
                          with the requirements of the PSA
                          Letter. The Company shall file all
                          Structural Term Sheets and
                          Computational Materials received from
                          the Underwriter pursuant to this
                          Section 4(b) with the Commission on
                          Form 8-K concurrently or shortly before
                          the filing of the Final Prospectus with
                          the Commission under Rule 424(b)(5), in
                          accordance with the requirements of the
                          Kidder/PSA Letter and the PSA Letter;
                          provided that in the case of any
                          Structural Term Sheets and
                          Computational Materials distributed to
                          prospective investors subsequent to the
                          availability of the Final Prospectus,
                          as described in Section 4(b)(iv), the
                          Company shall file such Marketing
                          Materials no later than the end of the
                          business day immediately following the
                          day on which the Company received such
                          materials from the Underwriter. The
                          Company shall not be obligated to file
                          any Marketing Materials that have been
                          determined to contain any material
                          error or omission. In the event that
                          any Marketing Materials are not filed
                          by the Company pursuant to the
                          preceding sentence, or are filed with
                          the Commission as described herein and
                          are subsequently determined to contain
                          a material error or omission, the
                          Underwriter shall prepare a corrected
                          version of such Marketing Materials,
                          shall circulate such corrected
                          Marketing Materials to all recipients
                          of the prior versions thereof and shall
                          deliver copies of such corrected
                          Marketing Materials (marked "as
                          corrected") to the Company for filing
                          with the Commission in a subsequent
                          Form 8-K submission.

                    (vii) If the Underwriter does not provide
                          any Marketing Materials to the Company
                          pursuant to subsection (iv) above, the
                          Underwriter shall be deemed to have
                          represented, as of the Closing Date,
                          that it has not provided any actual or
                          prospective investors with any
                          information in written or electronic
                          form in connection with the offering of
                          the Certificates that is required to be
                          filed with the Commission in accordance
                          with the Kidder/PSA Letter and the PSA
                          Letter.

                   (viii) In the event of any delay in the
                          delivery by the Underwriter to the
                          Company of Marketing Materials, if any,
                          required to be delivered in accordance
                          with subsection (iv) above, the Company
                          shall have the right to delay the
                          release of the Prospectus to investors
                          or to the Underwriter, to delay the
                          Closing Date and to take other
                          appropriate actions.

                     (ix) The Underwriter represents that it has
                          in place, and covenants that it shall
                          maintain, internal controls and
                          procedures sufficient to ensure full
                          compliance with all applicable legal
                          requirements (including the Kidder/PSA
                          Letter and the PSA Letter), and all
                          provisions of this Agreement, with
                          respect to the generation and use of
                          Marketing Materials in connection with
                          the offering of the Offered
                          Certificates.

                     (x)  The Underwriter represents
                          that (i) as of the date of the
                          delivery of any Marketing
                          Materials provided to the
                          Company, (ii) as of the date
                          hereof, (iii) as of the date on
                          which, prior to the Closing
                          Date, any amendment or
                          supplement to the Final
                          Prospectus is filed with the
                          Commission, and (iv) as
                          of the Closing Date, the
                          Underwriter has complied
                          with all of its obligations
                          hereunder including this Sec-
                          tion 4 and, with respect to all
                          Marketing Materials provided
                          by the Underwriter to the
                          Company pursuant to this
                          Section 4(b), if any, such
                          Marketing Materials did not,
                          do not and will not contain any
                          untrue statement of a material
                          fact and, when read in
                          conjunction with the Final
                          Prospectus, do not omit and will
                          not omit to state any material
                          fact required to be stated
                          therein or necessary in order
                          to make the statements therein
                          not misleading; provided,
                          however, that the Underwriter
                          makes no such representation
                          to the extent that any such
                          untrue statement or alleged
                          untrue statement or omission or
                          alleged omission was made
                          therein in reliance upon and in
                          conformity with written infor-
                          mation furnished by the
                          Company to the Underwriter.
                          The Underwriter also
                          represents that the Marketing
                          Materials, if any, provided by
                          the Underwriter to the
                          Company constitute and will
                          constitute a complete set
                          of all Marketing Materials
                          required to be filed with
                          the Commission.

                (c) The Underwriter agrees that it will not offer or sell the Class A-2, Class A-3, Class A-4, Class A-5 or Class A-6 Certificates in a manner that would cause the assets of the Trust Fund to be regarded as plan assets and subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended (the "Code") or any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code, give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of the Company, the Servicer or the Trustee or constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

           5. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

                (a) The Company has prepared the Prospectus
Supplement which sets forth the amount of Offered Certificates covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Offered Certificates are to be purchased from the Company, the method by which the price at which such Offered Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriter and the Company may deem appropriate in connection with the offering of the Offered Certificates. The Company will promptly advise the Underwriter or counsel for the Underwriter (i) when the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424(b)(5), (ii) when any amendment to the Registration Statement shall have become effective (unless such amendment does not relate to the Offered Certificates) or any further amendment to the Registration Statement (unless such amendment does not relate to the Offered Certificates) or any amendment or supplement to the Final Prospectus shall have been filed with the Commission, (iii) of any proposal or request to amend the Registration Statement (unless such amendment does not relate to the Offered Certificates) or amend or supplement the Final Prospectus or any request by the Commission for any additional information (unless such request does not relate to the Offered Certificates), (iv) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective (unless such amendment does not relate to the Offered Certificates), (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the institution or threatening of any proceeding for that purpose (unless such stop order does not relate to the Offered Certificates), (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose and (vii) of the occurrence of any event that would cause the Registration Statement, as then in effect, to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that would cause the Final Prospectus, as then in effect, to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus unless the Company has furnished a copy to the Underwriter for its review prior to filing (unless such amendment or supplement does not relate to the Offered Certificates) and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b)(5) under the 1933 Act or will cause the Final Prospectus to be filed with the Commission pursuant to said Rule 424(b)(5).

                (b) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment or supplement that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such post-effective amendment to the Registration Statement to be made effective as soon as possible.

                (c) The Company will furnish to the Underwriter and to counsel for the Underwriter, without charge, signed copies of the Registration Statement (including all exhibits thereto and documents incorporated by reference therein) and each post-effective amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), as many copies of the Final Prospectus and any amendments and supplements thereto as may be reasonably requested.

                (d) The Company agrees that, so long as the Offered Certificates shall be outstanding, it will deliver to the Underwriter the annual statement as to compliance delivered to the Trustee and the Company pursuant to Section 3.14 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants delivered to the Trustee and the Company pursuant to Section 3.15 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

                (e) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdiction as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

                (f) The Company will pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Offered Certificates; the fees, costs and expenses of the Trustee (to the extent permitted under the Pooling and Servicing Agreement, and except to the extent that another party is obligated to pay such amounts thereunder);
the fees and disbursements of accountants for the Company; the costs and expenses in connection with the qualification or exemption of the Offered Certificates under state securities or "blue sky" laws (including filing fees and reasonable fees and disbursements of counsel in connection therewith), the preparation of any blue sky survey, any determination of the eligibility of the Offered Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of any post-effective amendment to the Registration Statement (including exhibits thereto), and any supplement or amendment to the Final Prospectus, the preparation and printing of this Agreement and the delivery to the Underwriter of such copies of the Final
Prospectus as it may reasonably request; and the fees of rating agencies. Except as provided in Sections 7 and 9(b), the Underwriter shall be responsible for paying all costs and expenses incurred by it in connection with the purchase and sale of the Offered Certificates, including the fees of its counsel.

                (g) So long as any of the Offered Certificates are outstanding, the Company will furnish to the Underwriter (i) as soon as practicable after the end of each fiscal year all documents required to be distributed to Certificateholders or filed with the Commission pursuant to the 1934 Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Company filed with any government or regulatory authority which is otherwise publicly available, as the Underwriter reasonably requests.

                (h) To the extent, if any, that the ratings provided with respect to the Offered Certificates by the Rating Agencies that initially rate the Offered Certificates are conditional upon the furnishing of documents or the taking of any other actions by the Company, the Company shall use its best efforts to furnish such documents and take any such other actions.

                (i) The Company will enter into the Mortgage Loan
Purchase and Sale Agreement and the Pooling and Servicing
Agreement on or prior to the Closing Date.

           6. Conditions to the Obligation of the Underwriter. The obligation of the Underwriter hereunder to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the date of the effectiveness of any post-effective amendment to the Registration Statement or any amendment or supplement to the Final Prospectus filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

                (a) The Registration Statement shall remain effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424(b)(5) under the 1933 Act.

                (b) The Company shall have delivered to the Underwriter a certificate of the Company, signed by the President or a Vice President or an Assistant Vice President or an attorney-in-fact of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects as of the Closing Date with the same effect as if made on the Closing Date; (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and (iv) nothing has come to the attention of the signer that would lead the signer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no such representation or warranty shall be required as to statements contained in or omitted from the Final Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use in the Final Prospectus and any amendment or supplement thereto.

                (c) The Underwriter shall have received from each of (i) Barry Funt, Esq., in-house counsel to the Company, and
(ii) Cleary, Gottlieb, Steen & Hamilton, special counsel for the
Company, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriter.

           With respect to such opinions, each counsel: (1) may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement; (2) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company (except that Cleary, Gottlieb, Steen & Hamilton may rely upon the opinion of Barry Funt, Esq. as to due authorization and execution); (3) may qualify such opinion only as to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware; and (4) may, to the extent necessary, rely as to the laws of states other than New York on the opinion of local counsel. Such counsel shall also confirm that the Underwriter may rely, on and as of the Closing Date, on any opinion or opinions of such counsel submitted to the Rating Agencies rating the Offered Certificates as if addressed to the Underwriter and dated the Closing Date.

                (d) The Underwriter shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriter, such opinion, dated the Closing Date, with respect to the issuance and sale of the Offered Certificates, the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, this Agreement, the Registration Statement, the Final

Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                (e) The Underwriter shall have received from Price Waterhouse, certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that such accountants have performed certain specified procedures as a result of which they confirmed certain information of an accounting, financial or statistical nature set forth in the Final Prospectus.

                (f) The Offered Certificates shall have been rated not lower than the required ratings set forth in Schedule I hereto by each of Duff & Phelps Credit Rating Co. ("DCR"), Standard & Poor's Ratings Group ("S&P"), Fitch Investors Service, L.P. ("Fitch") and Moody's Investors Service, Inc. ("Moody's"), and as of the Closing Date, such ratings shall not have been rescinded and there shall not have been any downgrading, or public notification of a possible downgrading, or public notification of a possible change without indication of direction.

                (g) The Underwriter shall have received from counsel for the Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Trustee.

                (h) The Underwriter shall have received from counsel for the Fiscal Agent a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Fiscal Agent and constitutes the legal, valid, binding and enforceable agreement of the Fiscal Agent, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Fiscal Agent.

                (i) The Underwriter shall have received from counsel for the Servicer a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Servicer and constitutes the legal, valid, binding and enforceable agreement of the Servicer, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Servicer. With respect to such opinion, such counsel (a) may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement, (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Servicer and (c) may qualify such opinion only as to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                (j) As of the Closing Date, the Underwriter shall have received any opinions of counsel the Company supplied to the Rating Agencies in connection with the transactions contemplated herein, addressed to the Underwriter and dated the Closing Date.

                (k) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter, and the Underwriter and such counsel shall have received such information, certificates and documents as the Underwriter or such counsel may have reasonably requested.

                (l) The sale at or prior to the Closing Date of the Private Certificates to Nomura Securities International, Inc. (in such capacity, the "Purchaser") pursuant to the Purchase Agreement, dated the date hereof between the Purchaser and the Company, shall have occurred.

           If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

           7. Reimbursement of Underwriter's Expenses. If the sale of the Offered Certificates provided for herein is not consummated because any condition to the obligation of the Underwriter set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Offered Certificates.

           8. Indemnification and Contribution. The Company agrees with the Underwriter that:

                (a) The Company will indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, claims, damages or liabilities, joint or several to which they may become liable under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Final Prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company as herein stated by the Underwriter specifically for use in connection with the preparation thereof or any information in any Marketing Materials required to be provided by the Underwriter to the Company pursuant to Section 4(b) hereof. This indemnity will be in addition to any liability that the Company may otherwise have.

                (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information furnished to the Company as herein stated by or on behalf of the Underwriter specifically for use in connection with the preparation of the documents referred to in the foregoing indemnity. This indemnity will be in addition to any liability that the Underwriter may otherwise have. The Company and the Underwriter each acknowledge that the statements set forth in the sixth, seventh and eighth paragraphs of the cover of the Final Prospectus, and under the heading "Method of Distribution" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the documents referred to in the foregoing indemnity.

                (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this
Section 8. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled (i) to participate therein, and (ii) to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties; upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause
(i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

                (d) If the indemnification provided for in this
Section 8 shall for any reason be unavailable to an indemnified party under this Section 8, then the Company and the Underwriter shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph (a) or (b) above, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Certificates and (ii) the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statement or omission that resulted in such losses, claims, damages and liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the total proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Company (as set forth on the cover page of the Final Prospectus) bear to the total underwriting discounts and commissions (before deducting expenses) received by the Underwriter with respect to such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten and distributed by it were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8 each person, if any, who controls the Underwriter within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

           9. Termination. (a) This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Offered Certificates, if prior to such time (i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable to market the Offered Certificates on the terms specified herein.

                (b) If this Agreement is terminated in accordance with Section 9(a), except if the event described in Section 9(a)(i) occurred directly or indirectly as a result of the action of the Underwriter and such event is the basis upon which the Underwriter seeks termination, the Company shall reimburse the Underwriter for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred in connection with this Agreement and the proposed purchase of the Offered Certificates, and upon demand, the Company shall pay the full amount thereof to the Underwriter.

                (c) This Agreement will survive delivery of and payment for the Offered Certificates. The provisions of Sections
7, 8 and 12 shall survive the termination or cancellation of this Agreement.

           10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at 2 World Financial Center - Building B, New York, New York 10281-1198, Attention: Manager - Mortgage Finance Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2 World Financial Center - Building B, New York, New York 10281-1198,
Attention: Manager - Mortgage Finance Department.

           11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and their successors and assigns, and no other person will have any right or obligation hereunder.

           12. Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

           [Signatures Commence on Following Page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

                                Very truly yours,

                                ASSET SECURITIZATION
                                CORPORATION

                                By: /s/ Marlyn A. Marincas
                                   ------------------------------
                                   Name:  Marlyn A. Marincas
                                   Title:  Vice President

           The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

NOMURA SECURITIES INTERNATIONAL, INC.

By: /s/ Boyd Fellows
   ---------------------------
Name:  Boyd Fellows
Title:  Managing Director

                            SCHEDULE I


            Underwriting Agreement dated March 20, 1997

Title, Purchase Price and Description of Offered Certificates:
Asset Securitization Corporation, Commercial Mortgage
Pass-Through Certificates, Series 1997-MD VII, Class A-1A, Class
A-1B, Class PS-1, Class CS-1, Class A-2, Class A-3, Class A-4,
Class A-5 and Class A-6 Certificates.

Original Certificate Balance of the Offered Certificates:
$487,078,946       (Approximate).

Cut-off Date:  March 27, 1997.

                    Initial       Pass-
                Certificate     Through      S&P     DCR   Fitch  Moody's
Desigation         Balance1        Rate   Rating  Rating  Rating   Rating
----------         --------        ----   ------  ------  ------   ------
Class A-1A(4)   115,435,756   7.32000%       AAA     n/a     AAA      Aaa
Class A-1B(4)   214,279,224   7.41000%       AAA     n/a     AAA      Aaa
Class PS-1(4)             3   0.33126%(2)    n/a     n/a     AAA      Aaa
Class CS-1(4)             3   0.65561%(2)    n/a     n/a     AAA      Aaa
Class A-2        42,463,292   7.48561%(2)    n/a     n/a      AA       Aa
Class A-3        39,965,452   7.57561%(2)    n/a       A       A        A
Class A-4        37,467,611   7.77561%(2)    n/a     BBB     n/a      Baa
Class A-5        27,476,248   7.97561%(2)    n/a     BBB-    BBB-     n/a
Class A-6         9,991,363   7.97561%(2)    n/a     n/a     BBB-     n/a

-------------------------
1    Approximate, subject to adjustment as described herein.

2    The Pass-Through Rates are the rates for the Distribution Date occurring in April 1997. The Pass-Through Rate for such class for each subsequent Distribution Date will be calculated as provided in the Prospectus Supplement.

3    The Class PS-1 and Class CS-1 Certificates will not have
Certificate Balances and will not be entitled to receive distributions of principal. Interest will accrue on such classes of Certificates at the Pass-Through Rates thereof (subject to certain circumstances described in the Prospectus Supplement) on the Notional Balances thereof. The Notional Balance of the Class CS-1 Certificates is initially $115,435,756, which is equal to the initial Certificate Balance of the Class A-1A Certificates. The Notional Balance of the Class PS-1 Certificates is initially $499,568,151.79, which is equal to the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

4    The Class A-1A, Class A-1B, Class PS-1 and Class CS-1
Certificates will also be entitled to receive a portion of any Prepayment Premiums received.

Closing Time, Date and Location:   10:00 a.m. New York City time,
March 27, 1997, at the offices of Cleary, Gottlieb, Steen & Hamilton, New York, New York.

Other Terms and Conditions:   None.